POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that effective as of the date set forth below John Grosvenor, whose signature appears below, constitutes and appoints John Bogler, Lawrence Gee and Douglas Bowers, or any of them, his true and lawful attorney-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any report filed pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, including any Form 3, Form 4 or Form 5 and all amendments to any such documents, if any, and to file the same, with any exhibits thereto, with the Securities and Exchange Commission (or other appropriate governmental authority for such purpose), granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents of their substitutes or substitute may lawfully do or cause to be done by virtue hereof.

Date:

September 15, 2017

Signature:

/s/ John Grosvenor

Name:

John Grosvenor